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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 1999
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                      CORN PRODUCTS INTERNATIONAL, INC.
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            (Exact name of registrant as specified in its charter)



           Delaware                       1-13397             22-3514823
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(State or other jurisdiction            (Commission          (IRS Employer
      of incorporation)                 File Number)        Identification No.)


6500 South Archer Road, Bedford Park, Illinois                 60501-1933
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  (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (708) 563-2400



                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.   Other Events.

          On January 14, 1999, Corn Products International, Inc. ("Corn Products") acquired the corn wet milling business of Bang Il Industrial Co., Ltd. (the "Seller"), a Korean corporation, through an asset purchase by a Corn Products wholly owned subsidiary, Corn Products Korea.

          The business of the Seller was established in 1973 with the construction of a corn wet milling plant in Inchon, Korea and includes the manufacturing, marketing, distribution, sales and trading of all types of products derived from the corn wet milling process such as corn starch, glucose corn syrups, high fructose sweeteners, gluten meal, gluten feed and corn oil. It has approximately a 14% local market share on a grind basis, grinds approximately 700 tons per day and is one of five local producers in Korea. The business employs approximately 130 people and has annual sales of approximately $70 million.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                             CORN PRODUCTS INTERNATIONAL, INC.
                                             (Registrant)


Date:  January 29, 1999                      By: /s/   James W. Ripley
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                                                James W. Ripley
                                                Chief Financial Officer
                                                (principal financial officer)